Exhibit 32.1

Certification of Chief Executive Officer

                Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Accuray Incorporated, a Delaware corporation (the “Company”) hereby certifies, to such officer’s knowledge, that:

        (i)            the accompanying Quarterly Report on Form 10-Q of the Company for the three months ended December 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

        (ii)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 11, 2008

/s/ Euan S. Thomson
Euan S. Thomson
Chief Executive Officer and President